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                                                                    EXHIBIT 23.1


                               REPORT ON SCHEDULE
                                       AND
                               CONSENT OF KPMG LLP



The Board of Directors and Stockholders
Advanced Fibre Communications, Inc.:

The audits referred to in our report dated January 29, 2002, except as to
Note 2 which is as of November 8, 2002, included the related financial statement schedule as of December 31, 2001 and for each of the years in the three-year period ended December 31, 2001, included in the Annual Report on Form 10-K/A of Advanced Fibre Communications, Inc. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 333-44645, 333-15651 and 333-39888) on Form S-8 of Advanced Fibre
Communications, Inc. of our reports dated January 29, 2002, except as to Note 2 which is as of November 8, 2002, relating to the consolidated balance sheets of Advanced Fibre Communications, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, and the related schedule, which reports appear in the December 31, 2001 Annual Report on Form 10-K/A of Advanced Fibre Communications, Inc. Our report on the consolidated financial statements refers to a change in accounting for derivative instruments and hedging activities in 2001, and a restatement of the 2001 financial statements.


                                              /s/ KPMG LLP




San Francisco, California
November 11, 2002